Exhibit 99.1

Biostar Pharmaceuticals, Inc. Begins Assembly of New Production Line

Increases overall capacity by $30 million annually and paves way for entrance into the Military Pharmaceutical Market

XIANYANG, China, May 25, 2010 (Xinhua-PRNewswire-FirstCall) -- Biostar Pharmaceuticals, Inc. (NASDAQ GM: BSPM - News) ("Biostar" or "the Company"), the Xianyang-based manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsule ("Xin Aoxing"), and a variety of pharmaceutical products and medical nutrients, today announced that it has commenced assembly of its production line for its proprietary Zushima product.

Biostar completed Chinese Military Drug Administration clinical trials for Zushima Analgesic Aerosol Spray (“Zushima”) in April through the Chinese No. 4 Military Medical University. Zushima is a traditional Chinese herbal product used to relieve pain through a topical application to affected areas or closed wounds.  Zushima spray can also be used in the treatment of certain rheumatic conditions. The product was classified as “Specially Needed Drug” by the Chinese Military Drug Administration, which will also be available to the public.

Biostar commenced assembly of its production line for Zushima on April 28, 2010 and intends to complete construction in early August, which will have an annual capacity of $30.0 million.   $0.7 million was budgeted for the production line equipment used at the Company’s Xianyang-based facilities.   Upon completion, Biostar plans to obtain formal approval from the Military Food and Drug Administration and a Good Manufacturing Process (GMP) certification, which the company expects to receive by September 2010. This will enable a formal launch of Zushima to the Chinese military, civil hospitals and pharmacies in Shaanxi province.

Biostar is forecasting $2.0 million in initial Zushima sales and a $6.0 million contribution to revenues during 2011, with gross margins of 55.0%.

“We are pleased with the results of these clinical trials and are looking forward to our next stages of approval for Zushima,” began Chairman and CEO Rongua Wang of Biostar Pharmaceuticals, Inc. “Our development of Zushima represents two important strategic goals for Biostar. First, Zushima highlights our commitment to develop new products to expand our product portfolio. Second, Zushima paves the way for entrance into the Chinese military market, which represents a large, new addressable market.  We anticipate receiving our final approvals by September of 2010 and look forward to a successful launch of Zushima,”  Wang concluded.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and thirteen nutrients. The Company has adopted international standards and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008 and our 10-K for the year ended December 31, 2009, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Ms. Elaine Zhao, CFO
     Tel: +1-626-456-2789
     Email:  elainezhao@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel: US +1-203-616-5144
     Email: john.mattio@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.